CONFIDENTIAL

Presentation to the Special Committee of the Challenger Board of Directors

Discussion Materials

January 27, 2006

Seasoned Professionals
Superior Execution
Uncompromising Integrity

PETRIE PARKMAN & Co.

Denver Houston London

Table of Contents

Discussion Topics

I. Current Situation

Current Situation

- On October 4, 2005 Challenger announced it has appointed a Special Committee of its Board of Directors in response to Nelson Resources' September 30, 2005 announcement that it had agreed to be acquired by Lukoil for $2.0 billion cash ($2.19 per share)

- On December 2, 2005 the shareholders of Nelson Resources approved the merger of Nelson with a subsidiary of Lukoil

- As a result of Lukoil's acquisition of Nelson, Lukoil owns 64% of the common stock of Challenger and a 40% direct interest in Karakudukmunai Joint Stock Company ("KKM")
  - KKM owns and operates the Karakuduk Field, Challenger's only operating asset
  - Challenger owns 60% of KKM

- Lukoil has expressed to the Special Committee an interest in acquiring the outstanding shares of Challenger which it does not already control

- Petrie Parkman has begun its due diligence review of Challenger's business, operations, and prospects

Current Situation

Background of Situation – *Key Events and Challenger Stock Price Performance Since 2004*



$USD per share
0
1
2
3
4
5
6
7
8
01/09/2004 CFO replaced by Jonathan Wood, then finance director of KKM
11/30/2004 Challenger's KKM rights of first refusal transferred to Nelson
12/23/2004 Challenger exercises its first right of refusal to purchase 40% of KKM and immediately transfers interest to Nelson Resources
05/16/2005 Announcement of 1Q 2005 results; production down 6% from 1Q 2004
06/27/05 PetroKazakhstan announces receipt of takeover proposals
08/15/2005 Rumors surface that LUKOIL is considering purchase of Nelson Resources. Challenger 2Q 2005 results released; production up 18% over 2Q 2004
08/22/05 CNPC announces acquisition of PetroKazakhstan
9/30/2005 Nelson Resources announces it has entered into merger negotiations with LUKOIL
10/13/2005 Announcement of LUKOIL's acquisition of Nelson Resources
11/14/2005 Announcement of 3Q 2005 results; production reaches 10.7 MBbl/d, a 46% increase over 3Q 2004
01/24/2006 KKM announces suspension of drilling activities in Karakuduk field after losing their only drilling rig
daily volume, 000
0
500
1,000
1,500
2,000
2,500
Jan-04
May-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06

Current Situation

Comparative Performance

➢ Challenger has significantly outperformed energy equities since the beginning of 2005



8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
indexed
Jan-04
May-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06
Challenger
PKZ
S&P E&P
Nelson
WTI Crude Spot

			change
Challenger	1.00	5.05	+405%
PetroKazakhstan	22.92	54.93	+140%
S&P E&P Index	186.1	432.7	+132%
Nelson Resources	1.12	2.52	+125%
WTI Crude Spot	32.52	65.35	+101%

Summary of Due Diligence Completed to Date

- Since its engagement, Petrie Parkman has conducted a due diligence review of Challenger, including:
  - Reviewed public information on Challenger
    - Company press releases, corporate filings including 2005 interim reports and 2004 Form 10-K Annual Report
    - Other sources including: social, political, economic reports on Kazakhstan from the EIA, CIA, competitor websites
  - Reviewed certain non-public information provided by Challenger
    - 12/31/04 and preliminary 12/31/05 McDaniel & Associates Consultants Ltd. reserve reports for KKM including projections of future performance and cash flows for proved producing, total proved and proved plus probable reserve categories
    - KKM agreement for Exploratory, Development and Produced Oil in the Karakuduk Field and related amendments
    - Preliminary unaudited financials as of 12/31/05
    - Selected internal operational and financial projections
  - Discussed the current operations and future prospects of the Company with members of the Board of Directors and management of the Company
  - Discussed the Company's preliminary 12/31/05 reserve report with representatives of McDaniel & Associates Consultants Ltd.
  - Other review and analysis as Petrie Parkman deemed appropriate

Illustrative Challenger Multiple Analysis

Implied Multiples at Various Challenger Stock Prices							
Illustrative Price ($ per share)		**$4.50**	**$5.05**	**$5.25**	**$6.00**	**$6.75**	**$7.50**
Premium to current market	$5.05	-11%	0%	4%	19%	34%	49%
30 Days Prior	$4.98	-10%	1%	5%	20%	36%	51%
60 Days Prior	$5.14	-12%	-2%	2%	17%	31%	46%
% of 52 week high	$7.43	61%	68%	71%	81%	91%	101%
Implied Market Value ($MM)		$182	$205	$213	$243	$273	$304
Implied Enterprise Value ($MM) [1]		$338	$360	$368	$398	$429	$459
Measure	**Metric**	**Implied Multiples**					
DsCF							
9/30/05 LTM	$57	3.2x	3.6x	3.8x	4.3x	4.8x	5.4x
2005E [2]	$56	3.2x	3.6x	3.8x	4.3x	4.8x	5.4x
2006E [3]	$61	3.0x	3.4x	3.5x	4.0x	4.5x	5.0x
EBITDAX							
9/30/05 LTM	$91	3.7x	4.0x	4.0x	4.4x	4.7x	5.1x
2005E [2]	$109	3.1x	3.3x	3.4x	3.6x	3.9x	4.2x
2006E [3]	$117	2.9x	3.1x	3.1x	3.4x	3.7x	3.9x
Reserves [4]							
1P Reserves ($ per boe)	45	$7.45	$7.94	$8.12	$8.79	$9.46	$10.13
2P Reserves ($ per boe)	64	$5.24	$5.58	$5.71	$6.18	$6.65	$7.12

[1] Enterprise value includes net debt and estimated minority interest assuming $10.00 per bbl of proved reserves net to the minority.
[2] 2005 estimates based on Company provided preliminary unaudited 12/31/05 financials.
[3] Based on Company projections assuming $45.00 per bbl crude.
[4] Proved and Proved + Probable reserves based on preliminary McDaniel & Associates 12/31/05 yearend reserve report.

II. Market Environment

Comparative Performance

- Challenger has outperformed energy equities and the broader market since the beginning of 2005


5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
indexed
Jan-05
Mar-05
Jun-05
Aug-05
Nov-05
Jan-06
Challenger
S&P E&P
S&P 500
NASDAQ

			change
Challenger	1.55	5.05	+226%
S&P E&P Index	239	433	+81%
S&P 500	1,202	1,265	+5%
NASDAQ	2,152	2,261	+5%

Market Environment

Commodity Price Outlook

- Commodity prices remain well above consensus analyst forecasts

Strip Prices as of January 25, 2006

Crude Oil Prices



$84
$72
$60
$48
$36
$24
$12
$0
$ per bbl
actual
futures
First Call
Consensus Estimates
Jan-02
Nov-02
Sep-03
Jul-04
May-05
Mar-06
Jan-07
Nov-07

Natural Gas Prices



$15
$12
$9
$6
$3
$0
$ per mmbtu
actual
futures
First Call
Consensus Estimates
Jan-02
Nov-02
Sep-03
Jul-04
May-05
Mar-06
Jan-07
Nov-07

Market Environment

Commodity Price Environment

Prices as of January 25, 2006

Crude Oil Prices



1995 - 1999
2000 - 2006 YTD
WTI (1995-2006 YTD)
Current Price = $65.53
Days
Price Range

Natural Gas Prices



1995 - 1999
2000 - 2006 YTD
Henry Hub (1995-2006 YTD)
Current Price = $8.53
Days
Price Range

Market Environment

Interest Rate Environment

Interests Rates as of January 25, 2006

Interest Rate Comparison (2004 – 2006 YTD)


6%
5%
4%
3%
2%
1%
0%
Jan-04
Mar-04
May-04
Jul-04
Sep-04
Nov-04
Jan-05
Mar-05
May-05
Jul-05
Sep-05
Nov-05
Jan-06
10-Year Treasury
6-Month LIBOR
Federal Funds

Market Environment

Recent M&A Activity

- The Chevron / Unocal and ConocoPhillips / Burlington transactions made 2005 the most active year ever for Independent E&P merger activity
- The PetroKazakhstan and Nelson transactions have brought Kazakhstan's resource potential and proximity to developing East Asian markets into the spotlight

2005 – 2006 YTD Selected Transactions

Date	Target / Acquirer	Form of Consideration	Purchase Price ($MM)	Enterprise Value ($MM)	Purchase Price / FY DsCF	Enterprise Value / FY EBITDX	Enterprise Value / Pvd Reserves ($/Mcfe)	Stock Premium Day(s) Prior 1	Stock Premium Day(s) Prior 30	Purchase Price % of 52 Wk. High
01/23/06	Remington Oil & Gas / Cal Dive International	Cash and Stock	$1,397	$1,339	4.5x	4.4x	$4.80	22.0%	23.9%	92.0%
12/12/05	Burlington Resources / ConocoPhillips	Cash and Stock	$35,061	$36,494	6.5x	5.5x	$3.04	20.9%	33.8%	92.0%
10/13/05	Vintage Petroleum / **Occidental Petroleum**	Cash and Stock	$3,508	$4,134	6.8x	6.1x	$1.58	33.4%	12.8%	111.8%
09/30/05	Nelson Resources / LUKOIL	Cash	$2,000	$2,110	N/A	N/A	$12.52	-13.0%	-10.5%	86.6%
09/19/05	Spinnaker Exploration / Norsk Hydro ASA	Cash	$2,450	$2,650	6.2x	5.9x	$8.31	34.4%	54.6%	134.2%
08/22/05	PetroKazakhstan / CNPC	Cash	$4,180	$3,798	7.9x	5.8x	$10.39	21.1%	35.5%	114.7%
07/01/05	**Tipperary Oil and Gas** / Santos	Cash	$331	$444	N/M	N/M	$0.75	1.1%	57.9%	101.4%
04/04/05	**Mission Resources** / Petrohawk	Cash and Stock	$388	$569	3.9x	7.8x	$2.51	19.1%	10.8%	110.0%
04/04/05	Unocal / Chevron	Cash and Stock	$17,049	$18,298	6.4x	6.0x	$1.83	-2.1%	3.7%	97.9%
01/26/05	Magnum Hunter / **Cimarex Energy**	Stock	$1,452	$2,102	4.6x	5.6x	$2.34	28.1%	30.9%	122.7%

* Shading denotes transactions in which Petrie Parkman served an advisory role (PPC clients in bold).

III. Challenger Positioning

Challenger Capitalization

Capitalization Statistics ($MM)

Market Price as of 1/25/06	$5.05
Diluted Shares Outstanding (MM) [1]	40.5
Market Value	**$204**
Estimated Long-term Debt at 12/31/05 [2]	19
Estimated Net Working Capital at 12/31/05 [2]	(34)
Estimated Minority Interest at 12/31/05 [2,3]	170
Enterprise Value	**$360**

Market Value to:	$MM	Multiple
9/30/05 LTM Discretionary Cash Flow	$57	3.6x
2005E Discretionary Cash Flow [2]	$56	3.6x
2006E Discretionary Cash Flow [4]	$61	3.4x

Enterprise Value to:	$MM	Multiple
9/30/05 LTM EBITDA	$91	4.0x
2005E EBITDA [2]	$109	3.3x
2006E EBITDA [4]	$117	3.1x

Historical Stock Price Performance (2005 - 2006 YTD)


500
400
300
200
100
0
Indexed to 100
Challenger
S&P E&P
S&P 500
S&P / TSX Index
Jan-05
May-05
Sep-05
Jan-06

Corporate Information

Headquarters	White Plains, NY
Financial Auditors	Ernst & Young
Reserve Engineer	McDaniel & Associates

Proved Reserves and Production

Enterprise Value to:	Measure	Multiple
Proved Reserves at 12/31/05 (MMBOE)	49.5	$7.27
2P Reserves at 12/31/05 (MMBOE)	70.3	$5.12
Current Production (mbopd) [4]	10.8	$33,301

1 Fully diluted shares outstanding based on the Treasury Method.
2 Based on preliminary 12/31/05 unaudited financials.
3 Assumes market value of KKM 12/31/05E proved reserves at $10.00/Bbl less estimated debt.
4 According to McDaniel one page 2005 reserve summary.

Challenger Positioning

Overview of Karakuduk Field


RUSSIA
KARACHAGANAK
ORENBURG
URALSK
ORSK
AKTOBE
KAZAHSTAN
FIOC
ATYRAU
Makat
Alibekmola
KENKIYAK
Zhanazhol
CASPIAN
SEA
Aporny
N.Buzachi
Karakuduk
AKTAU
Tenge
Sau-utes
ARAL
JANA UZEN

Source: McDaniel & Associates Consultants Ltd.

McDaniel & Associates Reserve Report as of 12/31/05

Category	Gross Oil MMBbls	Net Oil MMBbls	% of Total Proved	Capex $MM	F&D $/BOE
Proved Reserves					
Proved Producing	31	28	62%	$3	-
Proved Undeveloped	19	17	38%	176	$10.20
Total Proved Reserves	**49**	**45**	**100%**	**179**	-
Probable Reserves	21	19		40	$2.10
Total Reserves	**70**	**64**		**219**	-


PROB
21
PDP
31
PUD
19
2005 2P Net
Reserves
70 MMBOE

Note: 2P reserves and capital based on McDaniel Reserve Report. KKM net reserves are net of government royalty.

Challenger Positioning

KKM Gross Production Profile



20
18
16
14
12
10
8
6
4
2
0
mboepd
2006
2008
2010
2012
2014
2016
2018
2020
11,800 bopd current production rate
Probable
Undeveloped
Producing

Note: Proved and Probable reserves based on preliminary McDaniel & Associates gross reserve estimates for KKM as of 12/31/05.

Challenger Positioning

KKM Significant 2006 Projects

- Implementation of gas utilization facilities – targeting operating cost savings and gas sales revenue from KMG contract
- Construction of rail terminal – to improve access to markets and more favorable spot pricing relative to Urals blend
- 16 well drilling program – 8 producers and 8 injectors
- Horizontal drilling – first horizontal well planned for 2006

Challenger Positioning

Historical Company Performance

COMPANY HIGHLIGHTS

	Twelve months ended December 31			
Financial Results ($000)	**2005**	**2004**	**2003**	**2002**
Net Income	$32,270	$8,522	$2,061	$4,117
Per Share	$0.80	$0.22	$0.05	$0.14
Cash Flow	$56,438	$27,022	$16,843	$11,040
Per Share	$1.39	$0.70	$0.41	$0.38
EBITDA	$109,198	$46,872	$32,164	$20,455
Production (Bopd)	9,034	7,556	7,381	6,759
Capital Expenditures	$40,962	$31,712	$27,642	$14,618
Total Revenue	$150,747	$78,451	$57,615	$45,133
Operational Results				
Proved Reserves (MMBOE)	45.3	40.6	25.6	21.9
Production (Bopd)	9,034	7,556	7,381	6,759
WTI Average Price ($/bbl)	$56.58	$41.43	$31.13	$26.10
Net Realized Price ($/bbl)	$45.72	$28.44	$21.39	$18.29
Differential to WTI ($/bbl)	$10.86	$12.99	$9.74	$7.81
Transportation Costs ($/bbl)	$4.98	$5.09	$4.26	$3.82
Production Expense ($/bbl)	$5.14	$3.02	$2.20	$3.11
General and Administrative ($/bbl)	$2.48	$3.04	$2.88	$2.76
Finding and Development Cost ($/bbl)	$5.10	$1.78	$4.28	NM

3Q 2005 Statistics $/bbl	
WTI Average Price	$63.18
Net Realized Price	$51.26
Differential to WTI	$11.92
Transportation Costs	$5.05
Total Differential	$16.97

Note: 2002 – 2004 based on Challenger public filings. 2005 based on preliminary unaudited financials provided by the Company.

Ownership and Liquidity

Common Stock Ownership

(Shares and dollars in thousands)

	Shares Owned	Percent Ownership
Insiders and Management		
1) Nelson Resources / LUKOIL	26,003	64.2%
2) Alan D. Berlin	0.2	0.0%
	26,003	**64.2%**
Institutions		
1) Allen & Company	5,169	12.8%
2) Whittier Ventures	4,113	10.2%
	9,282	**22.9%**
Retail [1]	**5,210**	**12.9%**
Total Ownership	**40,494**	**100.0%**

	Average Daily Volume	Average Daily Trading Value	% of Current Market Value
1 Month	403	$2,179	1.1%
3 Month	277	$1,338	0.7%
1 Year	225	$819	0.4%


Institutions
22.9%
Retail
12.9%
Insiders and
Management
64.2%

Source: Bloomberg and Company filings.
[1] Equals total diluted shares outstanding less Insiders and Management.

IV. Preliminary Reference Value Analysis Approach

Preliminary Reference Value Analysis Approach

Preliminary Reference Value Analyses

- Petrie Parkman plans to use the following methods of analysis in its determination of its equity reference value ranges for Challenger

Methodology	Description
Discounted Cash Flow Analysis	Analysis based upon the after-tax net present value of Challenger's potential future cash flows assuming various pricing scenarios and discount rates
Comparable Transaction Analysis	Analysis based upon the review of implied purchase price multiples for selected comparable asset and corporate acquisition transactions and the application of selected benchmark multiples to the financial and operating measures of Challenger
Capital Market Comparison Analysis	Analysis based upon the review of market capitalization multiples for selected publicly traded companies with operations similar to Challenger and the application of selected benchmark multiples to the financial and operating measures of Challenger

Preliminary Reference Value Analysis Approach

Diulted Share Calculation

Challenger Calculation of Fully Diluted Shares

In thousands, except per share amounts

Current Shares Outstanding		38,210
Dilutive Securities Outstanding		3,077
Total Fully Diluted Shares		**41,286**
Current Market Price	$5.05	
Wtd Avg Exercise Price of Warrants	$1.30	
Treasury Method Shares Repurchased		(792)
Fully Diluted Shares Using the Treasury Method		**40,494**

Options and Warrants

Security	Total Shares	Exercisable Shares	Exercise Price	Proceeds
Warrants	3,077	3,077	$1.30	$4,000
Total Dilutive Securities	**3,077**	**3,077**	**$1.30**	**$4,000**

Preliminary Reference Value Analysis Approach

Reserve Report Profile as of 12/31/05
By Category

McDaniel & Associates Reserve Report as of 12/31/05

Category	Gross Oil MMBbls	Net Oil MMBbls	% of Total Proved	Capex $MM	F&D $/BOE
Proved Reserves					
Proved Producing	31	28	62%	$3	-
Proved Undeveloped	19	17	38%	176	$10.20
Total Proved Reserves	**49**	**45**	**100%**	**179**	-
Probable Reserves	21	19		40	$2.10
Total Reserves	**70**	**64**		**219**	-


PROB
21
PDP
31
PUD
19
2005 2P Net Reserves 70 MMBOE


mboepd
20
18
16
14
12
10
8
6
4
2
0
2007
2009
2011
2013
2015
2017
2019
Probable
Undeveloped
Producing

Note Proved and Probable reserves based on McDaniel & Associates reserve report as of 12/31/05.

Preliminary Reference Value Analysis Approach

Discounted Cash Flow Analysis

Differential Analysis (2003 – 2006 YTD WTI vs. Brent)



80
70
60
50
40
30
20
$ per barrel
Brent
WTI NYMEX
4
2
0
(2)
(4)
(6)
(8)
$ per barrel
Jan-03
Apr-03
Jul-03
Oct-03
Jan-04
Apr-04
Jul-04
Oct-04
Jan-05
Apr-05
Jul-05
Oct-05
Jan-06

NYMEX vs. Brent Historical Prices ($ per bbl)

Average Prices	Brent	WTI	Differential
Current	62.65	65.35	(2.70)
1 Month	61.78	63.56	(1.78)
1 Year	55.83	57.77	(1.94)
2 Years	47.45	49.99	(2.54)
Period	37.10	39.23	(2.13)

Preliminary Reference Value Analysis Approach

Comparable Transaction Analysis

Property Transactions

Selected Kazakhstan Transactions 2003 - 2006 YTD

Date	Seller	Buyer	Asset	Purchase Price ($MM)	Net 1P Reserves[1] (MMBOE)	Net 2P Reserves[1] (MMBOE)	Net Production[1] (MBOE/D)	Purchase Price to: Net 1P Reserves[1] ($/BOE)	Purchase Price to: Net 2P Reserves ($/BOE)	Purchase Price to: Net Production ($/BOE/D)
10/20/05	Bramex Management Inc	Transmeridian Exploration	50% of CaspiNeftTME (South Alibek Field)	$168	25	N/A	N/A	$6.67	N/A	N/A
3/30/05	ENI; Total; Exxon; ConocoPhillips; Royal Dutch Shell Group	KazMunaiGaz	Half of BG Group's 16.67% stake in Kashagan Field	$630	N/A	667	N/A	N/A	$0.94	N/A
2/21/05	Saga Creek Gold Ltd	Victoria Oil & Gas Plc	100% stake is in the E&P license for the Kemerkol oil project (Block I and II)	$9	9	16	1	N/A	$0.52	$8,500
12/23/04	KazMunaiGas	Nelson Resources	40% interest in Karakudak Field	$36	10	25	3	$3.53	$1.43	$10,859
11/24/04	KazMunaiGas	Nelson Resources	50% interest in Arman Field on the Caspian Shoreline	$9	5	N/A	2	$1.69	N/A	$4,044
10/22/04	First International Oil Corp	Sinopec	Sazankurak onshore oil producing field and five exploration blocks	$153	10	32	5	$15.30	$4.78	$34,000
5/17/04	Chaparral Resources Inc.	Nelson Resources Ltd	26% Stake in Karakudak Field	$24	9	22	3	$2.59	$1.08	$8,300
11/24/03	Transmeridian Exploration Inc; CaspiNeft TME	Kazstroiproekt; Bramex Management Inc	50% equity interest in the South Alibek Field (NE Caspian)	$15	9	N/A	N/A	$1.75	N/A	N/A
11/11/03	CNPC International	Nelson Resources	50% interest in North Buzachi oil field (W Kazakhstan)	$90	54	80	4	$1.68	$1.13	$22,796
8/15/03	Chevron Corporation; Nimir Petroleum	CNPC	100% stake in North Buzachi oilfield (65% from Chevron and 35% from Nimir)	$200	107	160	8	$1.87	$1.25	$25,329
5/29/03	Government of Kazakhstan	CNPC	27.78% stake in CNPC-Aktobemunaigaz (JV in NW Kazakhstan)	$150	N/A	251	29	N/A	$0.60	$5,171
5/16/03	BG Group	ENI; Total; Exxon; ConocoPhillips; Royal Dutch Shell Group	16.67% interest in the North Caspian Sea Project (incl. Kashagan)	$1,800	N/A	1,334	N/A	N/A	$1.35	N/A
3/11/03	BG Group	CNOOC/Sinopec	16.67% stake in North Caspian Sea PSA	$1,230	N/A	1,334	N/A	N/A	$0.92	N/A
2/5/03	Kerr-McGee Corp.	Shell Kazakhstan Development	50% Interest in Arman field, 100% interest in Mertvyi Kultuk exploratory block, 1.75% WI in CPC	$165	10	N/A	3	$16.50	N/A	$66,000
			Max	*$1,800*	*107*	*1,334*	*29*	*$16.50*	*$4.78*	*$66,000*
			Mean	*$334*	*25*	*392*	*6*	*$5.73*	*$1.40*	*$20,556*
			Median	*$152*	*10*	*120*	*3*	*$2.59*	*$1.10*	*$10,859*
			Min	*$9*	*5*	*16*	*1*	*$1.68*	*$0.52*	*$4,044*

[1] Net equity share. Does not take into account effects of entitlement contracts.
Source: J.S. Herold and Petrie Parkman Database.

Preliminary Reference Value Analysis Approach

Comparable Transaction Analysis

FSU and European Corporate Transactions

Selected Comparable Transactions and Offers for Control

A	B	C	D	E	F	G	H	I
Acquirer Target	Date Announced	Amount Acquired	Purchase Price	PP/ DsCF LTM	Total Investment	Tot. Inv. / EBITDX LTM	IPPR/ Reserves	1-Yr. Fwd Oil Strip
			$MM	x	$MM	x	$/BOE	
Gazprom Sibneft	9/28/05	73%	$13,091	4.7x	$11,716	3.2x	$2.13	$67.09
Baikal Finance Group Yuganskneftegaz (Yukos)	12/19/04	100%	$9,350	N/A	$9,350	N/A	$1.05	$60.55
ConocoPhillips Lukoil	9/29/04	10%	$2,615	4.5x	$2,737	3.7x	$1.80	$46.19
OMV AG SNP Petrom	7/23/04	33%	$1,787	9.0x	$2,892	13.7x	$2.39	$39.42
BP plc TNK-BP	8/29/03	50%	$6,800	N/A	$8,300	N/A	$3.19	$29.05
Marathon Oil KMOC	5/13/03	100%	$254	N/A	$285	N/A	$1.14	$26.62
Yukos Sibneft	4/22/03	100%	$13,866	8.9x	$16,303	9.0x	$3.26	$26.50
Lukoil OAO PFPG-Energy	2/21/03	100%	$398	N/A	$398	N/A	$1.03	$30.42
Invest-Oil Slavneft	12/18/02	100%	$1,843	1.7x	$1,997	1.6x	$0.79	$27.55
Yukos Vostochnaya Oil Co.	5/24/02	37%	$613	5.6x	$608	3.1x	$0.52	$25.31
Lukoil Komitek	6/29/99	100%	$300	11.0x	$500	15.6x	$1.25	$18.18
Sibir Energy plc Pentex Energy plc	2/16/98	100%	$137	9.4x	$164	8.1x	$1.44	$17.11
BP plc Sidanco Oil Co.	11/17/97	10%	$7,823	20.4x	$8,408	13.8x	$2.80	$20.14
			Max	*20.4x*	*$16,303*	*15.6x*	*$3.26*	*$67.09*
			Mean	*8.3x*	*$4,897*	*8.0x*	*$1.75*	*$33.40*
			Median	*8.9x*	*$2,737*	*8.1x*	*$1.44*	*$27.55*
			Min	*1.7x*	*$164*	*1.6x*	*$0.52*	*$17.11*

Note: Currency shown in $US.
PP = Purchase Price of Equity; LTM = Latest Twelve Months; NM = Not Meaningful; N/A = Not Available.
Total Investment = Purchase Price of Equity + Long Term Debt + Preferred Stock + Minority Interest - Working Capital.
Implied Purchase Price of Reserves (IPPR) = Total Investment - Other Assets - Value of Undeveloped Acreage (if available).

Preliminary Reference Value Analysis Approach

Comparable Transaction Analysis

North American Corporate Transactions and Offers for Control

2001 - 2005 YTD Corporate Transactions and Offers for Control

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O
											Stock Premium			
Acquiring Company/	Date	Purch.	Total	Purchase Price / DsCF			Total Inv / EBITDA			Total Inv /	Day(s) Prior			%
Target Company	Announced	Price	Inv.	LTM	CY	FY	LTM	CY	FY	MMBOE	1	30	60	Oil
		$MM	$MM	x	x	x	x	x	x	$/BOE				
Lukoil Nelson Resources	9/30/05	$2,000	$2,110	10.0x	N/A	N/A	5.2x	N/A	N/A	$12.52	-13.0%	-10.5%	12.5%	100%
CNPC Petrokazakhstan	8/22/05	$4,180	$3,798	6.5x	8.1x	7.9x	3.4x	5.8x	5.8x	$10.39	21.1%	35.5%	68.2%	98%
Highpine Oil & Gas Ltd. Vaquero Energy Ltd.	4/5/05	$294	$315	16.0x	11.1x	N/A	12.3x	11.7x	N/A	$71.14	-3.5%	22.3%	38.9%	56%
Petrohawk Energy Corporation Mission Resources	4/4/05	$391	$572	7.5x	4.5x	3.9x	7.8x	5.7x	5.1x	$15.18	19.1%	10.8%	45.0%	40%
Cimarex Energy Magnum Hunter	1/26/05	$1,452	$2,102	6.1x	4.8x	4.6x	7.2x	6.6x	5.6x	$14.02	28.1%	30.9%	23.1%	41%
Forest Oil Corporation Wiser Oil Company	5/24/04	$171	$348	4.1x	2.8x	2.5x	5.9x	4.7x	4.3x	$10.86	32.2%	20.9%	34.5%	49%
APF Energy Trust Great Northern Exploration	4/7/04	$169	$211	7.4x	4.8x	N/A	9.2x	5.4x	N/A	$11.28	2.0%	18.8%	12.2%	75%
Plains Exploration & Production Nuevo Energy Company	2/12/04	$594	$943	4.1x	4.0x	4.8x	5.0x	5.2x	6.0x	$4.54	-3.0%	5.8%	27.7%	88%
Whiting Petroleum Equity Oil Company	2/2/04	$47	$76	4.0x	N/A	N/A	4.5x	N/A	N/A	$4.62	-21.0%	-9.5%	2.2%	63%
Amerada Hess Corp. Triton Energy Ltd.	7/10/01	$2,669	$3,091	14.3x	10.4x	8.4x	12.3x	9.1x	7.7x	$9.87	50.5%	44.7%	81.7%	66%
Conoco Inc. Gulf Canada Resources Ltd.	5/29/01	$4,295	$6,230	4.1x	3.8x	4.0x	5.5x	4.6x	5.3x	$4.92	35.5%	40.7%	54.8%	52%
Vintage Petroleum Genesis Exploration Ltd	3/28/01	$465	$573	5.3x	3.9x	4.3x	4.5x	4.1x	4.5x	$8.16	21.7%	32.2%	55.3%	44%
Ocean Energy Inc. Texoil Inc.	1/18/01	$55	$119	2.5x	2.2x	N/A	4.6x	4.1x	N/A	$4.92	10.0%	21.1%	24.5%	57%
	Max	*$4,295*	*$6,230*	*16.0x*	*11.1x*	*8.4x*	*12.3x*	*11.7x*	*7.7x*	*$71.14*	*50.5%*	*44.7%*	*81.7%*	*100%*
	Mean	*$1,291*	*$1,576*	*7.1x*	*5.5x*	*5.1x*	*6.7x*	*6.1x*	*5.5x*	*$14.03*	*13.8%*	*20.3%*	*37.0%*	*64%*
	Median	*$465*	*$573*	*6.1x*	*4.5x*	*4.5x*	*5.5x*	*5.4x*	*5.5x*	*$10.39*	*19.1%*	*21.1%*	*34.5%*	*57%*
	Min	*$47*	*$76*	*2.5x*	*2.2x*	*2.5x*	*3.4x*	*4.1x*	*4.3x*	*$4.54*	*-21.0%*	*-10.5%*	*2.2%*	*40%*

Note:
PP = Purchase Price of Equity; CY = Current Year; FY = Forward Year.
Total Investment = Purchase Price of Equity + Long Term Debt + Preferred Stock + Minority Interest - Working Capital.
Implied Purchase Price of Reserves (IPPR) = Total Investment - Other Assets - Value of Undeveloped Acreage (if available).

Preliminary Reference Value Analysis Approach

Summary of Precedent Minority Close-outs

Precedent Minority Close-Outs (2000 - 2006 YTD, $10MM+ Transaction Value)

Acquirer's Ownership at Time of Offer	Number of Transactions		Premium to Market: 1 Day Before Initial Offer	Premium to Market: 30 Days Before Initial Offer	Premium to Market: 60 Days Before Initial Offer
50.1% - 80.0%		**All Cash Proposals**			
	66	maximum	135%	162%	182%
		mean	37%	41%	41%
		median	30%	31%	33%
		minimum	-16%	-22%	-18%
		All Stock / Combo Proposals			
	26	maximum	167%	167%	183%
		mean	23%	25%	32%
		median	18%	12%	17%
		minimum	-14%	-18%	-36%
80.1% +		**All Cash Proposals**			
	20	maximum	140%	113%	108%
		mean	30%	37%	28%
		median	17%	34%	20%
		minimum	1%	1%	-15%
		All Stock / Combo Proposals			
	7	maximum	46%	46%	49%
		mean	15%	3%	0%
		median	10%	6%	-8%
		minimum	-7%	-53%	-64%

Source: Thompson Financial.

Preliminary Reference Value Analysis Approach

Preliminary Capital Market Comparison

Selected PKZ Peer Group

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q
				Market Value to:				Enterprise Value to:								
		% of		DsCF				EBITDX								
	Current Price	52 Week High	Market Value	LTM	05E	06E	Enterprise Value	LTM	05E	06E	Proved Reserves	2P Reserves	Proved Reserves	2P Reserves	% Oil	Proved R / P
	$/Sh	%	$MM	x	x	x	$MM	x	x	x	$/Boe	$/Boe	MMBOE	MMBOE	%	Years
DRAGON OIL	$2.20	74%	$889	14.6x	11.4x	8.4x	$813	10.3x	68.4x	48.8x	N/A	$2.58	N/A	315	N/A	N/A
HARVEST NATURAL RESOURCES	$9.38	67%	$355	3.3x	3.5x	3.3x	$247	1.4x	1.8x	1.5x	$2.93	N/A	84	N/A	74%	7.9
JKX OIL & GAS plc	$6.16	96%	$935	32.2x	8.0x	7.6x	$903	26.2x	15.6x	8.3x	N/A	$17.43	N/A	52	18%	N/A
MEDCO ENERGI INTERNATIONAL	$0.41	91%	$1,271	7.3x	7.7x	5.4x	$1,520	4.5x	4.7x	4.1x	$8.59	$4.72	177	322	57%	5.4
PREMIER OIL PLC	$15.44	99%	$1,272	19.7x	8.5x	7.1x	$1,290	10.7x	6.5x	4.8x	$10.79	$8.24	120	157	18%	9.9
VAALCO Energy, Inc.	$5.29	99%	$301	7.7x	7.8x	7.6x	$263	3.7x	3.6x	4.0x	$30.08	N/A	9	N/A	100%	5.9
TULLOW OIL PLC	$3.04	94%	$1,962	12.0x	7.9x	5.6x	$2,230	10.3x	7.1x	5.8x	N/A	$14.86	N/A	150	75%	N/A
	Max	*99%*	*$1,962*	*32.2x*	*11.4x*	*8.4x*	*$2,230*	*26.2x*	*68.4x*	*48.8x*	*$30.08*	*$17.43*	*177*	*322*	*100%*	*9.9*
	Mean	*89%*	*$998*	*13.8x*	*7.8x*	*6.4x*	*$1,038*	*9.6x*	*15.4x*	*11.0x*	*$13.10*	*$9.57*	*97*	*199*	*57%*	*7.3*
	Median	*94%*	*$935*	*12.0x*	*7.9x*	*7.1x*	*$903*	*10.3x*	*6.5x*	*4.8x*	*$9.69*	*$8.24*	*102*	*157*	*66%*	*6.9*
	Min	*67%*	*$301*	*3.3x*	*3.5x*	*3.3x*	*$247*	*1.4x*	*1.8x*	*1.5x*	*$2.93*	*$2.58*	*9*	*52*	*18%*	*5.4*
CHALLENGER	**$5.05**	**68%**	**$204**	**3.6x**	**3.6x**	**3.4x**	**$360**	**4.0x**	**3.3x**	**3.1x**	**$7.94**	**$5.59**	**45**	**64**	**100%**	**11.5**

Note: Market Data as of 1/25/06. 2005E and 2006E DsCF and EBITDA based on First Call consensus estimates.

V. Considerations

Considerations

- Oil prices near all-time highs
- Movements in Challenger's share price since announcement of PetroKazakhstan and Nelson transactions and related activity
- Historical performance, current positioning and future prospects of Challenger
  - Potential future financial performance of Challenger with planned drilling program and other initiatives (rail line, gas utilization program)
  - Challenger's ability to expand business beyond KKM / Karakuduk Field
- Degree of control of main asset, KKM / Karakuduk Field
- Timing of Karakuduk Field development given drilling rig status
- Potential operating improvements which may be achieved at KKM with Lukoil as part owner
- Political risk and Kazak government involvement in recent takeover activity and in exploration and production sector
- Export market allocation process
- Other